STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 30, 2012

Job Number: C20120730-3162
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120525787-99	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Kaci Kerfeld
Certificate Number: C20120730-3162
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120525787-99
	Filing Date and Time 07/30/2012 2:25 PM
	Entity Number E0127052010-3

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

IZEA, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, $0.0001 par value per share; and 10,000,000 shares of preferred stock, $0.0001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

12,500,000 shares of common stock, $0.0001 par value per share; and 10,000,000 shares of preferred stock, $0.0001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

All shares of common stock issued and outstanding as of the effective date shall be combined on a 1-for-40 basis.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. All fractional shares, after aggregating all certificates for shares of common stock of each stockholder, resulting from the reverse stock split will be increased to a full share.

7. Effective date and time of filing: (optional) Date: July 30,2012 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] CEO

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.